                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT


                                            Settlement Date              1/31/01
                                            Determination Date           2/12/01
                                            Distribution Date            2/15/01

I.      All Payments on the Contracts                                                                                1,946,670.92
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                             27,594.72
III.    Repurchased Contracts                                                                                                0.00
IV.     Investment Earnings on Collection Account                                                                            0.00
V.      Servicer Monthly Advances                                                                                       57,414.39
VI.     Distribution from the Reserve Account                                                                                0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                              4,944.65
VIII.   Transfers to the Pay-Ahead Account                                                                              (9,215.16)

IX.     Less:  Investment Earnings distributions                                                                       309,153.00

          (a)  To Sellers with respect to the Collection Account                                                             0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                                           -258.75

Total available amount in Collection Account                                                                        $2,027,150.77
                                                                                                                 =================


DISTRIBUTION AMOUNTS                                                         Cost per $1000
--------------------                                                         --------------

1.   (a)  Class A-1 Note Interest Distribution                                                              0.00
     (b)  Class A-1 Note Principal Distribution                                                             0.00
          Aggregate Class A-1 Note Distribution                               0.00000000                                      0.00

2.   (a)  Class A-2 Note Interest Distribution                                                              0.00
     (b)  Class A-2 Note Principal Distribution                                                             0.00
          Aggregate Class A-2 Note Distribution                               0.00000000                                      0.00

3.   (a)  Class A-3 Note Interest Distribution                                                              0.00
     (b)  Class A-3 Note Principal Distribution                                                             0.00
          Aggregate Class A-3 Note Distribution                               0.00000000                                      0.00

4.   (a)  Class A-4 Note Interest Distribution                                                          4,690.75
     (b)  Class A-4 Note Principal Distribution                                                       900,624.03
          Aggregate Class A-4 Note Distribution                              24.27117373                                905,314.78

5.   (a)  Class A-5 Note Interest Distribution                                                        156,755.00
     (b)  Class A-5 Note Principal Distribution                                                       440,732.26
          Aggregate Class A-5 Note Distribution                              20.39205666                                597,487.26

6.   (a)  Class A-6 Note Interest Distribution                                                        128,375.00
     (b)  Class A-6 Note Principal Distribution                                                             0.00
          Aggregate Class A-6 Note Distribution                               5.41666667                                128,375.00

7.   (a)  Class B Note Interest Distribution                                                           59,285.00
     (b)  Class B Note Principal Distribution                                                               0.00
          Aggregate Class B Note Distribution                                 5.56666667                                 59,285.00

8.   (a)  Class C Note Interest Distribution                                                           98,822.83
     (b)  Class C Note Principal Distribution                                                               0.00
          Aggregate Class C Note Distribution                                 5.70833312                                 98,822.83

9.    Servicer Payment

       (a)  Servicing Fee                                                                              34,109.44
       (b)  Reimbursement of prior Monthly Advances                                                    94,467.28
               Total Servicer Payment                                                                                   128,576.72

10.  Deposits to the Reserve Account                                                                                    109,289.18

Total Distribution Amount from Collection Account                                                                    $2,027,150.77
                                                                                                                     ==============

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA) from Excess Collections                                  55,300.33



      (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                       53,988.85
      (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                             14,206.26
      (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)                  13,869.35
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                      137,364.79
                                                                                                                  =================

Payahead Account distributions to Sellers
-----------------------------------------
      (a)  Distribution from the Payahead Account to the Sellers(Chase USA)                             130.9275
      (b)  Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)                  127.8225
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                          258.75


INTEREST

1.   Current Interest Requirement

        (a) Class A-1 Notes    @5.845%                                                                      0.00
        (b) Class A-2 Notes    @  0.06028                                                                   0.00
        (c) Class A-3 Notes    @6.140%                                                                      0.00
        (d) Class A-4 Notes    @6.250%                                                                   4690.75
        (e) Class A-5 Notes    @6.420%                                                                156,755.00
        (f) Class A-6 Notes    @6.500%                                                                    128375
                     Aggregate Interest on Class A Notes                                                                 289820.75

        (g) Class B Notes @        0.0668                                                                                    59285

        (h) Class C Notes @     0.0685                                                                                    98822.83


2.   Remaining Interest Shortfall

        (a) Class A-1 Notes                                                                                 0.00
        (b) Class A-2 Notes                                                                                 0.00
        (c) Class A-3 Notes                                                                                 0.00
        (d) Class A-4 Notes                                                                                 0.00
        (e) Class A-5 Notes                                                                                 0.00
        (f) Class A-6 Notes                                                                                    0

        (g) Class B Notes                                                                                   0.00
                                                                             ----------------

        (h) Class C Notes                                                                                   0.00


3.   Total Distribution of Interest                                          Cost per $1000
        (a) Class A-1 Notes                                                    0.00000000                   0.00
        (b) Class A-2 Notes                                                                0                0.00
        (c) Class A-3 Notes                                                    0.00000000                   0.00
        (d) Class A-4 Notes                                                    0.12575737                4690.75
        (e) Class A-5 Notes                                                    5.35000000             156,755.00
        (f) Class A-6 Notes                                                    5.41666667                 128375
                     Total Aggregate Interest on Class A Notes                                                           289820.75

        (g) Class B Notes                                                        5.566666667                             59,285.00

--------------------------------
        (h) Class C Notes                                                               5.71                              98822.83

                                                                             ----------------


PRINCIPAL

                                                                             No. of Contracts

1.   Amount of Stated Principal Collected                                                            882753.49
2.   Amount of Principal Prepayment Collected                                          46.00         395419.3
3.   Amount of Liquidated Contract                                                         8          63183.5
                                                                                                     ---------
4.   Amount of Repurchased Contract                                                        0         0.0000000

       Total Formula Principal Distribution Amount                                                                    1,341,356.29

5.   Principal Balance before giving effect to Principal Distribution                            Pool Factor
        (a) Class A-1 Notes                                                                       0.0000000                  0.00
        (b) Class A-2 Notes                                                                       0.0000000                  0.00
        (c) Class A-3 Notes                                                                       0.0000000                  0.00
        (d) Class A-4 Notes                                                                       0.0241454            900,624.03
        (e) Class A-5 Notes                                                                       1.0000000         29,300,000.00
        (f) Class A-6 Notes                                                                                    1         23700000

        (g) Class B Notes                                                                                      1    10,650,000.00


        (h) Class C Notes                                                                                      1    17,312,029.25

6.   Remaining Principal Shortfall

        (a) Class A-1 Notes                                                                                                  0.00
        (b) Class A-2 Notes                                                                                                  0.00
        (c) Class A-3 Notes                                                                                                  0.00
        (d) Class A-4 Notes                                                                                                  0.00
        (e) Class A-5 Notes                                                                                                  0.00
        (f) Class A-6 Notes                                                                                                     0

        (g) Class B Notes                                                                                                    0.00
                                                                             ----------------

        (h) Class C Notes                                                                                                    0.00


7.   Principal Distribution                                                  Cost per $1000
        (a) Class A-1 Notes                                                    0.00000000                                    0.00
        (b) Class A-2 Notes                                                    0.00000000                                    0.00
        (c) Class A-3 Notes                                                    0.00000000                                    0.00
        (d) Class A-4 Notes                                                    24.14541635                             900,624.03
        (e) Class A-5 Notes                                                    15.04205666                             440,732.26
        (f) Class A-6 Notes                                                                0                                    0

        (g) Class B Notes                                                                  0                                 0.00

        (h) Class C Notes                                                                  0                                 0.00


8.   Principal Balance after giving effect to Principal Distribution                             Pool Factor
        (a) Class A-1 Notes                                                                       0.0000000                  0.00
        (b) Class A-2 Notes                                                                       0.0000000                  0.00
        (c) Class A-3 Notes                                                                       0.0000000                  0.00
        (d) Class A-4 Notes                                                                       0.0000000                  0.00
        (e) Class A-5 Notes                                                                       0.9849579         28,859,267.74
        (f) Class A-6 Notes                                                                                    1         23700000

        (g) Class B Notes                                                                         1.0000000         10,650,000.00

--------------------------------
        (h) Class C Notes                                                                             1               17312029.25


POOL  DATA

                                                                                             Aggregate
                                                                             No. of Contracts  Principal Balance

1.   Pool Stated Principal Balance as of  36922                                   3,027            80,521,296.99

2.   Delinquency Information                                                                                       % Delinquent

              (a) 31-59 Days                                                       68               1,170,207.56      0.014532895
              (b) 60-89 Days                                                       13                  192079.04      0.002385444
              (c) 90-119 Days                                                       7                 231,738.97      0.002877984
              (d) 120 Days +                                                        0                       0.00                0

3.   Contracts Repossessed during the Due Period                                    0                       0.00

                                                                                             --------------------
4.   Current Repossession Inventory                                                 1                  80,314.41

5.   Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                   8                  63,183.50
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                     27,594.72
       Total Aggregate Net Losses for the preceding Collection Period                                                    35588.78

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                      502656.49

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                   463                          4349208.760

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                      0.092271871

--------------------------------
9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                         114.7477689



TRIGGER ANALYSIS


1.  (a)  Average 60+ Delinquency Percentage                      1.032%
    (b)  Delinquency Percentage Trigger in effect ?                               NO

2.  (a)  Average Net Loss Ratio                                  0.000229137
    (b)  Net Loss Ratio Trigger in effect ?                                       NO
    (c)  Net Loss Ratio (using ending Pool Balance)              0.000429369

 3. (a) Servicer Replacement Percentage                          0.000375049

------------------------------------------
    (b) Servicer Replacement Trigger in effect ?                                  NO



MISCELLANEOUS

1.   Monthly Servicing Fees                                                                                             34,109.44

2.   Servicer Advances                                                                                                   57414.39

3.   (a)  Opening Balance of the Reserve Account                                                                       5325240.59
      (b)  Deposits to the Reserve Account                                                             109289.18
      (c)  Investment Earnings in the Reserve Account                                                   28075.61
      (d)  Distribution from the Reserve Account                                                      -137364.79
      (e)  Ending Balance of the Reserve Account                                                                       5325240.59

4.   Specified Reserve Account Balance                                                                                 5325240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                       51737.88
